TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
BVI COMPANY NUMBER: **1773969**

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 14th day of May, 2013.

REGISTRAR OF CORPORATE AFFAIRS
BVI FINANCIAL SERVICES COMMISSION
FSC

Myron W. Stevens

for **REGISTRAR OF CORPORATE AFFAIRS**
14th day of May, 2013

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Director's Resolutions

Entered on the 14th day of May 2013

Consent is given by the undersigned to the adoption of the following resolutions

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Appointment of Directors: IT WAS RESOLVED
That JINGLAN DONG and BOWEN DONG be appointed as Directors of the Company with effect immediately following the signing of these resolutions and it was noted that **YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司** proposed to resign immediately following the appointment of the new Director.

Resignation of Director: IT WAS RESOLVED
That the resignation of **YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司** as Director of the Company be accepted with effect immediately following the passing of the resolutions.

For and on behalf of
YQ International Group (Holdings) Co. Ltd
言麒國際集團(控股)有限公司
Authorized Signature(s)

YQ International Group (Holdings) Co. Ltd
言麒國際集團（控股）有限公司
Sole Director

CONSENT TO ACT AS DIRECTOR

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
BRITISH VIRGIN ISLANDS

Dear Sirs,

RE : Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

I hereby give my consent to act as Director of your Company with effect from 14 May 2013.

Yours faithfully,

JINGLAN DONG

Name of Director

董淨蘭

Signature of Director

CONSENT TO ACT AS DIRECTOR

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
BRITISH VIRGIN ISLANDS

Dear Sirs,

RE : Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

I hereby give my consent to act as Director of your Company with effect from 14 May 2013.

Yours faithfully,

BOWEN DONG

Name of Director

Signature of Director

<u>RESIGNATION OF DIRECTOR</u>

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
BRITISH VIRGIN ISLANDS

Dear Sirs,

RE : Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

I hereby resign as Director of the above Company with effect from 14 May 2013.

I confirm that I have no claim against the Company for compensation for loss of office.

Yours faithfully,

YQ International Group (Holdings) Co. Ltd
言麒國際集團（控股）有限公司

Name of Director

For and on behalf of
YQ International Group (Holdings) Co. Ltd
言麒國際集團(控股)有限公司

Signature of Director

Authorized Signature(s)

Date of Appointment	Full Name	Address	Business Occupation	Date of Ceasing to Act
14-May-13	YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司 [B.V.I. Company No.: 1773964]	Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands	Corporation	14-May-13
14-May-13	JINGLAN DONG [P.R.C. Passport No.: E00031400]	602, Unit 1, Building 1, No. 801 Jinshui Road, Licang District, Qingdao City, Shangdong Province	Businessman	
14-May-13	BOWEN DONG [P.R.C. Passport No.: G54309573]	602, Unit 3, No. 92, Hongkong Middle Road, Qingdao City Districts, Shangdong Province	Businessman	

NAME OF COMPANY Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

REGISTER OF DIRECTORS

Under Section 118 of the BVI Business Companies Act, 2004, the Company shall cause to be kept one or more Registers of Directors and the original at least one copy thereof must be kept at the office of the Registered Agent of the Company in the BVI. To comply with the law the Company must provide the Registered Agent with the original updated Register of Directors or a copy thereof.

PORTCULLIS TRUSTNET (BVI) LIMITED

PORTCULLIS TRUSTNET CHAMBERS
P.O. BOX 3444
ROAD TOWN, TORTOLA
BRITISH VIRGIN ISLANDS

First Registered Agent's Appointment of First Director(s)

We the undersigned, Portcullis TrustNet (BVI) Limited being the First Registered Agent of

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

a Company incorporated under the BVI Business Companies Act 2004 of the British Virgin Islands, hereby appoint the following to be first director(s) of the Company.

YQ International Group (Holdings) Co. Ltd
言麒國際集團（控股）有限公司

Dated this 14th day of May 2013

For and on behalf of
Portcullis TrustNet (BVI) Limited

....
Authorized Signature(s)

PORTCULLIS TRUSTNET (BVI) LIMITED
FIRST REGISTERED AGENT

CONSENT TO ACT AS DIRECTOR

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
BRITISH VIRGIN ISLANDS

Dear Sirs,

RE: Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司 ("the Company")

We hereby give our consent to act as Director of the Company effective from this 14th day of May 2013.

Signature of Director

YQ International Group (Holdings) Co. Ltd
言麒國際集團（控股）有限公司

Name of Director

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司

Director(s) Resolutions
adopted without a meeting on the
14th day of May 2013

Consent is given by the undersigned to the adoption of the following resolutions

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Incorporation	:	It was NOTED The Company's Certificate of Incorporation number is 1773969. The Company's date of incorporation was 14 May 2013.
First Director(s)	:	It was NOTED The first registered agent had appointed the following as the first director(s) of the Company: YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司
Share Number	:	It was NOTED The Company was authorised to issue no more than 50,000 shares of a single class.
Issue(s) of Share(s)	:	It was NOTED The Company had received application(s) for share(s). It was RESOLVED That the application(s) be approved and that the Company issue(s) share(s) accordingly and that share certificate(s) be issued and signed by a director of the Company and under the common seal as follows:

Applicant(s)	No. of Share(s)	Certificate No.	Par Value
YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司	- 50,000 -	- 50,000 -	USD1.00

It was FURTHER RESOLVED
That details of the above issue(s) of share(s) be entered in the register of members.

Records	:	It was RESOLVED That the books of accounts, records, resolutions and minutes of the Company be kept at Room 801, Chengye Building, No. 13 Nanpingxi Road, Nanhai District, Foshan City, China.
Registers	:	It was RESOLVED That the original register of members be kept at Room 801, Chengye Building, No. 13 Nanpingxi Road, Nanhai District, Foshan City, China. It was further RESOLVED That the original register of directors be kept at Room 801, Chengye Building, No. 13 Nanpingxi Road, Nanhai District, Foshan City, China.
Seal	:	It was RESOLVED That a seal, an impression of which is affixed hereto, be adopted as the common seal of the Company.
Registered Office	:	It was NOTED The address of the Company's registered office was situated at Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, the office of the registered agent.
First Registered Agent	:	It was NOTED The first registered agent for the Company was Portcullis TrustNet (BVI) Limited.
Register of Charges	:	It was NOTED The Company was required to keep a register of all charges created by it and a copy of the register was required to be kept at the Registered Office or the office of the Registered Agent.

Location of Records :

It was NOTED
The Company was required to keep at the office of its registered agent:

(a) the memorandum and articles of association;

(b) the original or a copy of its register of members;

(c) the original or a copy of its register of directors; and

(d) copies of all notices and other documents filed by the Company with Registry of Corporate Affairs for a period of ten years.

It was further NOTED
Where a copy of the register of members or register of directors is kept at the office of the registered agent the Company is required:

(a) within 15 days of any change in the register to notify the registered agent, in writing, of the change; and

(b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

Where the place at which the original register of members or the original register of directors is changed, the company is required to provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

YQ International Group (Holdings) Co. Ltd
雲麒國際集團（控股）有限公司
Director

APPLICATION FOR SHARE(S)

To the Board of Directors

Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司
Portcullis TrustNet Chambers
P.O. Box 3444
Road Town, Tortola
BRITISH VIRGIN ISLANDS

Dear Sirs,

RE: Fuhuiyuan International Group (Holdings) Limited
福匯源國際集團（控股）有限公司 ("the Company")

The undersigned hereby applies for the number of share(s) specified below in the capital of the Company. The consideration specified below, being payment in full for the aforesaid share(s) has been paid to the Company.

The undersigned agrees to take the said share(s) subject to the Memorandum and Articles of Association of the Company and authorises you to enter in the register of members the name of the undersigned as the holder of the share(s).

Dated this 14th day of May 2013

Name of Applicant	Number of share(s)	Consideration
YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司	- 50,000 -	USD50,000.00

Signature of Applicant

Full Name	YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司 [B.V.I. Company No.: 1773964]													**Occupation**
Address	Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands													Corporation
Date	Allotment / Transfer No.	Shares Acquired					Shares Transferred					Balance of Shares Held	Remarks	
		Certificate No.	Distinctive Nos.		No. of Shares	Amt Paid Per Share	Certificate No.	Distinctive Nos.		No. of Shares	Amt Paid Per Share			
			From	To				From	To					
14-May-13	A1	1	1	50,000	50,000	USD1.00	-	-	-	-	-	50,000	Allotment	

NAME OF COMPANY **Fuhuiyuan International Group (Holdings) Limited 福匯源國際集團（控股）有限公司**

Folio No. 1 (1) | Class of Share: Ordinary | Nominal Value Per Share: USD1.00

REGISTER OF MEMBERS

The Register of Members must be maintained in accordance with s.41 of the BVI Business Companies Act, 2004. Further, s. 96 requires that the Company keep the Register of Members or a copy of the Register of Members at the office of its Registered Agent. Any changes to the contents of the Register of Members or its location must also be notified in writing to the Registered Agent within 15 days. Accordingly please ensure the original or a copy of the updated Register of Members is provided to Portcullis TrustNet (BVI) Limited, as the Registered Agent of the Company.

Date of Appointment	Full Name	Address	Business Occupation	Date of Ceasing to Act
14-May-13	YQ International Group (Holdings) Co. Ltd 言麒國際集團（控股）有限公司 [B.V.I. Company No.: 1773964]	Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands	Corporation	

NAME OF COMPANY **Fuhuiyuan International Group (Holdings) Limited**
福匯源國際集團（控股）有限公司

REGISTER OF DIRECTORS

Under Section 118 of the BVI Business Companies Act, 2004, the Company shall cause to be kept one or more Registers of Directors and the original at least one copy thereof must be kept at the office of the Registered Agent of the Company in the BVI. To comply with the law the Company must provide the Registered Agent with the original updated Register of Directors or a copy thereof.